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                                                           MORGAN
                                                           & COMPANY
                                                           CHARTERED ACCOUNTANTS









                          INDEPENDENT AUDITORS' CONSENT




We consent to the use in the Registration Statement of North American General Resources Corporation (an exploration stage company) on Amendment No. 2 to Form SB-2 of our Auditors' Report, dated November 6, 2002, on the balance sheet of North American General Resources Corporation (an exploration stage company) as at October 31, 2002 and the related statements of loss and deficit accumulated during the exploration stage, cash flows, and stockholders' equity for the period from inception on March 14, 2002 to October 31, 2002.

In addition, we consent to the reference to us under the heading "Interests Of Named Experts And Counsel" in the Registration Statement.




Vancouver,  Canada                                     /s/ Morgan  &  Company
June  12,  2003                                        Chartered  Accountants













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